As filed with the Securities and Exchange Commission on April 16, 2010

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXCO Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	74-1492779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12377 Merit Drive, Suite 1700

Dallas, TX 75251

(214) 368-2084

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William L. Boeing

Vice President, General Counsel and Secretary

12377 Merit Drive, Suite 1700

Dallas, TX 75251

(214) 368-2084

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas H. Yang

Haynes and Boone, LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

(214) 651-5545

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling shareholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	64,281,107	$20.10	$1,292,050,250.70	$92,123.18

(1)	In accordance with Rule 416, we are also registering an indeterminable number of shares of common stock as may be issued in connection with stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices on the New York Stock Exchange on April 14, 2010.
(3)	EXCO Resources, Inc. previously paid $25,350 in registration fees for securities in connection with Registration Statement No. 333-142361 previously filed on Form S-3, which was filed on April 25, 2007 and is deregistered hereby. The aggregate total dollar amount of fees previously paid relating to unsold securities registered under Registration Statement No. 333-142361 is $5,084. EXCO Resources, Inc. also previously paid $57,795 in registration fees for securities in connection with Registration Statement No. 333-145885 previously filed on Form S-3, which was filed on September 5, 2007 and is deregistered hereby. The aggregate total dollar amount of fees previously paid relating to unsold securities registered under Registration Statement No. 333-145885 is $21,875. Pursuant to Rule 457(p) under the Securities Act of 1933, those fees relating to unsold securities that we are registering hereunder are being carried forward and accordingly $65,164.18 is paid herewith.

PROSPECTUS

64,281,107 shares

EXCO Resources, Inc.

Common Stock

The selling shareholders named in this prospectus may use this prospectus to offer and resell from time to time up to 64,281,107 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.

The selling shareholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

The selling shareholders may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling shareholders will bear all commissions and discounts, if any, attributable to the sale of shares. We will bear all costs, expenses, and fees in connection with the registration of the shares. For additional information on the methods of sale that may be used by the selling shareholders, see “Plan of Distribution” on page 14.

Our common stock is listed on the New York Stock Exchange under the symbol “XCO.” On April 15, 2010, the last reported sale price of our common stock was $19.98 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 16, 2010.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission (“SEC”) website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Using this process, the selling shareholders referred to in this prospectus may offer and resell from time to time up to 64,281,107 outstanding shares of our common stock.

This prospectus does not cover the issuance of any shares of common stock by us to the selling shareholders, and we will not receive any of the proceeds from any sale of shares by the selling shareholders. Except for underwriting discounts and selling commissions, which may be paid by the selling shareholders, we have agreed to pay the expenses incurred in connection with the registration of the shares of common stock covered by this prospectus.

Information about the selling shareholders may change over time. Any changed information given to us by the selling shareholders will be set forth in a prospectus supplement if and when necessary. In some cases, the selling shareholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling our common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling shareholders have not, authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Unless the context requires otherwise, references in this prospectus to “EXCO,” “EXCO Resources,” “Company,” “we,” “us,” and “our” are to EXCO Resources, Inc. and its consolidated subsidiaries.

SUMMARY

This summary highlights selected features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, especially the risks of investing in our common stock discussed under “Risk Factors” in this prospectus and any accompanying prospectus supplement and the risk factors discussed in the documents incorporated by reference herein.

EXCO Resources, Inc.

We are an independent oil and natural gas company engaged in the exploration, exploitation, development and production of onshore North American oil and natural gas properties. Our principal operations are conducted in key North American oil and natural gas areas including East Texas, North Louisiana, Appalachia and Permian. In addition to our oil and natural gas producing operations, we own a 50% interest in a midstream joint venture in the East Texas/North Louisiana area.

EXCO Resources, Inc. is a Texas corporation incorporated in October 1955. Our shares of common stock trade on the New York Stock Exchange under the symbol “XCO.” Our principal executive office is located at 12377 Merit Drive, Suite 1700, Dallas, Texas 75251. Our telephone number is (214) 368-2084. Our website address is www.excoresources.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus.

The Offering

Common stock offered by the selling shareholders	64,281,107 shares

Selling shareholders	All of the common stock is being offered by the selling shareholders named herein. See “Selling Shareholders” for more information on the selling shareholders.

Use of proceeds	We will not receive any proceeds from the sale of the shares in this offering.

Plan of distribution	The selling shareholders named in this prospectus, or their pledgees, donees, transferees or other successors-in- interest, may offer or sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions. See “Plan of Distribution” for additional information on the methods of sale that may be used by the selling shareholders.

New York Stock Exchange symbol	XCO

Risk factors	Investing in our common stock involves risks. For a discussion of certain risks associated with an investment in our common stock, please see the section entitled “Risk Factors” beginning on page 3 of this prospectus and the risk factors discussed in the documents incorporated by reference herein.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents incorporated herein by reference before you decide to purchase our common stock. In particular, you should carefully consider and evaluate the many significant risks and uncertainties described in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2009. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our common stock being offered by this prospectus. As a result, you could lose all or part of your investment. This prospectus contains forward-looking statements that involve risks and uncertainties, including statements about our future plans, objectives, intentions and expectations. Past results are not a reliable indicator of future results, and historical trends should not be used to anticipate results or trends in future periods. Many factors, including those described below, could cause actual results to differ materially from those discussed in forward-looking statements.

Sales of our common stock by the selling shareholders may cause our stock price to decline.

As of April 13, 2010, we had 212,316,916 shares of common stock outstanding. All shares are freely tradable by persons other than our affiliates. Sales of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional common or preferred stock.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 to register the stock to be sold in connection with this prospectus. As permitted by the rules and regulations of the SEC, this prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and the securities offered under this prospectus, reference is made to the registration statement and the attached exhibits and schedules. Although required material information has been presented in this prospectus, statements contained in this prospectus as to the contents or provisions of any contract or other document referred to in this prospectus may be summary in nature and in each instance reference is made to the copy of this contract or other document filed as an exhibit to the registration statement and each statement is qualified in all respects by this reference, including the exhibits and schedules filed therewith. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. The selling shareholders should not make an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including this registration statement, are available over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the Public Reference Room of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC at that address. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are made available free of charge on our website at http://www.excoresources.com as soon as reasonably practicable after we electronically file such material with, or otherwise furnish it to, the SEC. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon request in writing, by telephone or via the internet, a copy of the information that has been incorporated by reference in this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). You should direct any requests for copies to:

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

(214) 368-2084

Attn: General Counsel

Internet Website: www.excoresources.com

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering (excluding any disclosures that are furnished and not filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 24, 2010, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 3, 2010;

•	Our Current Report on Form 8-K filed with the SEC on February 1, 2010; and

•

The description of our common stock, which is contained in our registration statement on Form 8-A12B filed with the SEC on February 6, 2006, as updated or amended in any amendment or report filed for such purpose.

Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements, as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements relate to, among other things, the following:

•	our future financial and operating performance and results;

•	our business strategy;

•	market prices;

•	our future use of derivative financial instruments; and

•	our plans and forecasts.

We have based these forward-looking statements on our current assumptions, expectations and projections about future events.

We use the words “may,” “expect,” “anticipate,” “estimate,” “believe,” “continue,” “intend,” “plan,” “budget” and other similar words to identify forward-looking statements. You should read statements that contain these words carefully because they discuss future expectations, contain projections of results of operations or of our financial condition and/or state other “forward-looking” information. We do not undertake any obligation to update or revise publicly any forward-looking statements, except as required by law. These statements also involve risks and uncertainties that could cause our actual results or financial condition to materially differ from our expectations in this prospectus and the documents incorporated herein by reference, including, but not limited to:

•	fluctuations in prices of oil and natural gas;

•	imports of foreign oil and natural gas, including liquefied natural gas;

•	future capital requirements and availability of financing;

•

continued disruption of credit and capital markets and the ability of financial institutions to honor their commitments, such as the events which occurred during the third quarter of 2008 and thereafter, for an extended period of time;

•	estimates of reserves and economic assumptions used in connection with our acquisitions;

•	geological concentration of our reserves;

•	risks associated with drilling and operating wells;

•	exploratory risks, including our Marcellus shale play in Appalachia and the Haynesville/Bossier shale play in East Texas/North Louisiana;

•	risks associated with the operation of natural gas pipelines and gathering systems;

•	discovery, acquisition, development and replacement of oil and natural gas reserves;

•	cash flow and liquidity;

•	timing and amount of future production of oil and natural gas;

•	availability of drilling and production equipment;

•	marketing of oil and natural gas;

•	developments in oil-producing and natural gas-producing countries;

•	title to our properties;

•	litigation;

•	competition;

•	general economic conditions, including costs associated with drilling and operations of our properties;

•	environmental or other governmental regulations, including legislation to reduce emissions of greenhouse gases;

•	receipt and collectability of amounts owed to us by purchasers of our production and counterparties to our derivative financial instruments;

•	decisions whether or not to enter into derivative financial instruments;

•	potential acts of terrorism;

•	actions of third party co-owners of interests in properties in which we also own an interest;

•	fluctuations in interest rates; and

•	our ability to effectively integrate companies and properties that we acquire.

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. You are cautioned not to place undue reliance on a forward-looking statement. When considering our forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents incorporated herein by reference. The risk factors noted in this prospectus and the documents incorporated herein by reference, and other factors noted throughout this prospectus and the documents incorporated herein by reference, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement. Please see “Risk Factors” for a discussion of certain risks of our business and an investment in our common stock.

Our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital depend substantially on prevailing prices for oil and natural gas. Declines in oil or natural gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil or natural gas prices may also reduce the amount of oil or natural gas that we can produce economically. A decline in oil and/or natural gas prices could have a material adverse effect on the estimated value and estimated quantities of our oil and natural gas reserves, our ability to fund our operations and our financial condition, cash flow, results of operations and access to capital. Historically, oil and natural gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders.

SELLING SHAREHOLDERS

The registration statement, of which this prospectus forms a part, relates to the registration for the account of selling shareholders of an aggregate of 64,281,107 shares of our common stock. The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by them as of April 13, 2010, the number of shares of common stock being offered by them, the number of shares of common stock each selling shareholder will beneficially own if the shareholder sells all of the shares being registered and the selling shareholder’s percentage of ownership of our common stock if all of their shares in the offering are sold.

The shares being offered hereby are being registered to permit public secondary trading. The selling shareholders, including their donees, pledgees, transferees or other successors-in-interest may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to resell all or any portion of such shares, nor are the selling shareholders obligated to resell any shares immediately, under this prospectus.

All information with respect to share ownership has been furnished by or on behalf of the selling shareholders and is as of the date of this prospectus. We believe, based on information supplied by the selling shareholders, that except as may otherwise be indicated in the notes to the table below, each of them has sole voting and investment power with respect to the shares of common stock owned by them. Because the selling shareholders may resell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling shareholders upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling shareholders.

To our knowledge, none of the selling shareholders has had any position with, held any office of, or had any other material relationship with us during the past three years, except as described (i) in the footnotes to the table below, (ii) in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, including Note 14 to our consolidated financial statements, which information is incorporated herein by reference, and (iii) in the other documents incorporated herein by reference.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentages of shares beneficially owned are based on 212,316,916 shares of our common stock outstanding as of April 13, 2010, and the shares of common stock beneficially owned by the respective selling shareholder, as set forth in the following table and more fully described in the applicable footnotes.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 13, 2010 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

	Shares beneficially owned prior to offering
	Number(1)	Options Exercisable within 60 days	Number of shares being offered	Shares beneficially owned after the offering
Name and address of selling shareholder				Number(1)	Percent
Ares Corporate Opportunities Fund II, L.P.(2)	3,883,157	—	3,883,157	—	*
Ares EXCO, L.P.(2)	1,050,525	—	1,050,525	—	*
Ares EXCO 892 Investors, L.P.(2)	1,645,262	—	1,645,262	—	*
Ares Corporate Opportunities Fund, L.P.(2)	6,005,951	—	6,005,951	—	*
ACOF EXCO, L.P.(2)	45,262	—	45,262	—	*
ACOF EXCO 892 Investors, L.P.(2)	262,630	—	262,630	—	*

	Shares beneficially owned prior to offering
	Number(1)	Options Exercisable within 60 days	Number of shares being offered	Shares beneficially owned after the offering
Name and address of selling shareholder				Number(1)	Percent
Douglas H. Miller(3)(4)(5)	6,451,726	1,885,000	4,552,973	1,898,753	*
Douglas H. Miller, Trustee, Samantha Hayes Hokanson 2005 Grantor Retained Annuity Trust(4)	47,424	—	47,424	—	*
Douglas H. Miller, Trustee, Thomas Lee Miller 2005 Grantor Retained Annuity Trust(4)	55,794	—	55,794	—	*
Douglas H. Miller, Trustee, Anthony Dickson Miller 2005 Grantor Retained Annuity Trust(4)	45,688	—	45,688	—	*
Douglas H. Miller, Trustee, Elizabeth Brett Miller 2005 Grantor Retained Annuity Trust(4)	61,993	—	61,993	—	*
Douglas H. Miller, Trustee, Douglas Austin Miller 2005 Grantor Retained Annuity Trust(4)	61,993	—	61,993	—	*
Douglas H. Miller, Trustee, Lana J. Miller Marital Trust(4)	133,333	—	133,333	—	*
Earl E. Ellis(6)(7)	623,556	53,750	569,806	53,750	*
Anne Ellis, Trustee, Article IV Trust for the benefit of Suni Unger(6)	98,976	—	98,976	—	*
Harold L. Hickey(3)(8)	512,208	249,200	254,465	257,743	*
OCM Principal Opportunities Fund III, L.P.(9)	3,196,150	53,750	3,142,400	53,750	*
OCM Principal Opportunities Fund IIIA, L.P.(9)	57,600	—	57,600	—	*
OCM EXCO Holdings, LLC(9)	15,789,473	—	15,789,473	—	*
OCM Principal Opportunities Fund IV Delaware, L.P.(9)	15,789,473	—	15,789,473	—	*
Thomas Boone Pickens, Jr.(10)	10,672,850	53,750	10,619,100	53,750	*
Stephen F. Smith(3)(11)	1,018,138	513,300	497,521	520,617	*
Robert L. Stillwell(12)	135,309	53,750	81,559	53,750	*
Mark E. Wilson(3)(13)	132,147	96,875	33,950	98,197	*

(1)	Includes the options exercisable within 60 days shown in the option column.
(2)	The general partner of each of Ares Corporate Opportunities Fund, L.P. (“ACOF”), ACOF EXCO, L.P. (“ACOF EXCO”) and ACOF EXCO 892 Investors, L.P. (“ACOF 892”) is ACOF Management, L.P. (“ACOF Management”) and the general partner of ACOF Management is ACOF Operating Manager, L.P. (“ACOF Operating Manager”). The general partner of each of Ares Corporate Opportunities Fund II, L.P. (“ACOF II”), Ares EXCO, L.P.(“Ares EXCO”) and Ares EXCO 892 Investors, L.P. (“Ares 892”) is ACOF Management II, L.P. (“ACOF Management II”) and the general partner of ACOF Management II is ACOF Operating Manager II, L.P. (“ACOF Operating Manager II”). Each of ACOF Operating Manager and ACOF Operating Manager II are indirectly owned by Ares Management LLC (“Ares”) which, in turn, is indirectly controlled by Ares Partners Management Company LLC, which in turn is managed by an executive committee. Each of the members of the executive committee and the foregoing entities and the partners, members and managers thereof (other than ACOF, ACOF EXCO, ACOF 892, ACOF II, Ares EXCO and Ares 892, in each case with respect to the shares owned of record by such entity) expressly disclaims beneficial ownership of these shares of our Common Stock, except to the extent of any pecuniary interest therein.

Does not include (i) 50,000 shares of our Common Stock which represents the vested portion of stock options to acquire 50,000 shares of our Common Stock which were issued to one of our directors, Jeffrey Serota, as an initial grant upon becoming one of our directors in March 2007 and (ii) 3,750 shares which represent the vested portion of a stock option to purchase 15,000 shares of our Common Stock issued to Mr. Serota on December 1, 2009. These stock options are held by Mr. Serota for the benefit of Ares. Pursuant to the policies of Ares,

Mr. Serota holds these stock options as a nominee for the sole benefit of Ares and has assigned all economic, pecuniary and voting rights in respect of these options to Ares. Mr. Serota expressly disclaims beneficial ownership of these securities, except to the extent of any indirect pecuniary interest therein.

(3)	“Shares beneficially owned prior to offering—Number” column includes shares held in EXCO’s 401(k) plan.
(4)	Douglas H. Miller serves as the Chairman of our Board of Directors and Chief Executive Officer.
(5)	Includes the shares held by each of the trusts listed below for which Mr. Miller serves as trustee.
(6)	Earl E. Ellis serves as a member of our Board of Directors.
(7)	Includes the shares held by the Article IV Trust for the benefit of Suni Unger.
(8)	Harold L. Hickey serves as our Vice President and Chief Operating Officer.
(9)	c/o Oaktree Capital Management, L.P., 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071. Oaktree Fund GP I, L.P. (“GP I”) is the general partner of OCM Principal Opportunities Fund III GP, L.P. (“Fund III GP”), the general partner of OCM Principal Opportunities Fund III, L.P. (“Fund III”) and OCM Principal Opportunities Fund IIIA, L.P. (“Fund IIIA”). By virtue of their relationship to Fund III and Fund IIIA, (a) Fund III GP and (b) GP I may be deemed to have beneficial ownership of the shares owned by Fund III and Fund IIIA. Stephen Kaplan and Ronald Beck are a Principal and a managing director, respectively, of Oaktree Capital Management, L.P. (“Oaktree”), the investment manager of Fund III and Fund IIIA, and are the portfolio managers for Fund III and Fund IIIA. Mr. Kaplan, Mr. Beck, Fund III GP and GP I disclaim beneficial ownership of the securities held by Fund III and Fund IIIA, except to the extent of any pecuniary interest therein.

OCM Principal Opportunities Fund IV, L.P. (“Fund IV”) is the sole shareholder of OCM Principal Opportunities Fund IV Delaware GP Inc. (“Fund IV Delaware GP”), the general partner of OCM Principal Opportunities Fund IV Delaware, L.P. (“Fund IV Delaware”), and has the sole power to appoint and remove directors of Fund IV Delaware GP. OCM Principal Opportunities Fund IV GP Ltd. (“Fund IV GP Ltd.”) is the general partner of OCM Principal Opportunities Fund IV GP, L.P. (“Fund IV GP”), which is the general partner of Fund IV. GP I is the sole shareholder of Fund IV GP Ltd. and has the sole power to appoint and remove directors of Fund IV GP Ltd. By virtue of their relationship to Fund IV Delaware, (a) GP I, (b) Fund IV GP, (c) Fund IV GP Ltd., (d) Fund IV Delaware GP and (e) Fund IV may be deemed to have beneficial ownership of the shares owned by Fund IV Delaware. Mr. Kaplan and Mr. Beck are the portfolio managers for Fund IV. Mr. Kaplan, Mr. Beck, GP I, Fund IV GP, Fund IV GP Ltd., Fund IV Delaware GP and Fund IV disclaim beneficial ownership of the securities held by Fund IV Delaware, except to the extent of any pecuniary interest therein.

Oaktree Capital I, L.P. (“Capital I”) is the general partner of GP I. OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I. Oaktree Holdings, LLC (“Holdings LLC”) is the managing member of Holdings I. By virtue of their relationship to Fund III, Fund IIIA and Fund IV Delaware, (a) Holdings LLC, (b) Holdings I and (c) Capital I, may be deemed to have beneficial ownership of the shares owned by Fund III, Fund IIIA and Fund IV Delaware. Holding LLC, Holdings I and Capital I disclaim beneficial ownership of the securities held by Fund III, Fund IIIA and Fund IV Delaware, except to the extent of any pecuniary interest therein.

Oaktree Holdings, Inc. (“Holdings Inc.”) is the general partner of Oaktree, who is the manager of OCM EXCO Holdings, LLC (“OCM EXCO,” and together with Fund III, Fund IIIA and Fund IV Delaware, the “Funds”). By virtue of their relationship to OCM EXCO, (a) Oaktree and (b) Holdings Inc. may be deemed to have beneficial ownership of the shares owned by OCM EXCO. Bruce Karsh is the President of Oaktree and is the portfolio manager for the funds that own OCM EXCO. Mr. Karsh, Oaktree and Holdings, Inc. disclaim beneficial ownership of the securities held by OCM EXCO, except to the extent of any pecuniary interest therein

Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings LLC and the sole shareholder of Holdings Inc. Oaktree Capital Group Holdings, L.P. (“OCGH”) is the holder of a substantial majority of the voting units of OCG and has the ability to appoint and remove directors of OCG. Oaktree Capital Group

Holdings GP, LLC (“OCGH GP”) is the general partner of OCGH. OCGH GP is a limited liability company managed by an executive committee, the members of which are Howard S. Marks, Bruce A. Karsh, Sheldon M. Stone, Larry W. Keele, Stephen A. Kaplan, John B. Frank, David Kirchheimer and Kevin L. Clayton (collectively, the “Principals”). By virtue of their relationship to the Funds, (a) OCGH GP, (b) OCGH, (c) OCG and (d) each of the Principals may be deemed to have beneficial ownership of the shares owned by the Funds. OCGH GP, OCGH, OCG and each of the Principals hereby disclaims beneficial ownership of the securities of the Fund, except to the extent of any pecuniary interest therein.

In addition, the Funds also beneficially own (i) 50,000 shares which represent the vested portion of a stock option to purchase 50,000 shares of our Common Stock issued to B. James Ford, a Managing Director of Oaktree, as an initial grant upon becoming one of our directors and (ii) 3,750 shares which represent the vested portion of a stock option to purchase 15,000 shares of our Common Stock issued to Mr. Ford on December 1, 2009. These stock options are held directly by Mr. Ford for the benefit of the Funds. Pursuant to the policies of Oaktree, Mr. Ford must hold these stock options on behalf of and for the sole benefit of the Funds. Mr. Ford disclaims beneficial ownership of these securities, except to the extent of any indirect pecuniary interest therein. Does not include 12,500 shares subject to a stock option held by Vincent J. Cebula, one of our directors and formerly a Managing Director of Oaktree. In connection with Mr. Cebula’s departure from Oaktree, Mr. Cebula agreed to remit to the Oaktree Funds any realized after-tax benefit earned by Mr. Cebula with respect to 12,500 of his then vested stock option awards.

Each of Fund III, Fund IIIA, Fund IV Delaware and OCM EXCO is an affiliate of a registered broker-dealer and has informed us that:

•	it purchased the securities in the ordinary course of business, and

•

at the time the securities were purchased, it had no agreements or understandings, directly or indirectly, with us or any of our affiliates or any person acting on our behalf or on behalf of our affiliates to distribute the securities.

(10)	Thomas Boone Pickens, Jr. serves as a member of our Board of Directors.
(11)	Stephen F. Smith serves as our Vice Chairman, President and Chief Financial Officer.
(12)	Robert L. Stillwell serves as a member of our Board of Directors.
(13)	Mark E. Wilson serves as our Vice President, Chief Accounting Officer and Controller.
*	Less than 1%

Selling shareholders, or their affiliates, set forth in the table above may participate from time to time in equity or debt financing arrangements with EXCO or its subsidiaries.

Registration Rights of Selling Shareholders

The selling shareholders have registration rights pursuant to a registration rights agreement entered into on October 3, 2005, as amended and restated on December 30, 2005 (the “2005 Registration Rights Agreement”). In addition, certain shares of our common stock acquired in the future by the holders of registrable securities under the 2005 Registration Rights Agreement will be covered by the agreement. Certain selling shareholders also have registration rights pursuant to a registration rights agreement entered into on March 28, 2007 (the “2007 Registration Rights Agreement,” and together with the 2005 Registration Rights Agreement, the “Registration Rights Agreements”).

The registration statement, of which this prospectus forms a part, is filed in accordance with the Registration Rights Agreements. The Registration Rights Agreements are described below.

2005 Registration Rights Agreement

Registrations. Pursuant to the 2005 Registration Rights Agreement, all holders of unregistered shares of our common stock who are subject to the agreement can require us to register their shares in certain circumstances. In addition, at any time that we file a registration statement registering other shares, the holders of shares subject to the agreement can require that we include their shares in such registration statement, subject to certain exceptions.

We filed a registration statement on Form S-3 (No. 333-142361) on April 25, 2007 (the “April Registration Statement”) that covers the resale of all restricted shares that were subject to the 2005 Registration Rights Agreement at that time. The April Registration Statement will expire on April 24, 2010. As a result, we are filing this registration statement to cover the resale of (i) certain unsold shares that were previously registered under the April Registration Statement and (ii) certain restricted shares that may have become subject to the 2005 Registration Rights Agreement since we filed the April Registration Statement. We are also including in this registration statement certain unsold shares that were previously registered under the September Registration Statement (as defined below). Such unsold shares have been deregistered hereby from such April Registration Statement and September Registration Statement.

If we at any time or from time to time propose to register any of our securities under the Securities Act, other than in an initial public offering or registrations on Form S-4 or Form S-8, then all holders of shares of our common stock subject to the 2005 Registration Rights Agreement, if such shares have not been previously registered, will be entitled to piggyback registration rights, allowing them to have their shares included in the registration. These piggyback registrations are subject to delay or termination of the registration in certain circumstances.

Postponements and limitations. Under certain circumstances, we may postpone a registration if our board of directors determines in good faith that effecting such a registration or continuing the disposition of common stock would have a material adverse effect on us, or would not be in our best interests. Furthermore, the underwriters of the registration may, subject to certain limitations, limit the number of shares included in the registration.

Amendments and waivers. The provisions of the 2005 Registration Rights Agreement may not be amended, terminated or waived without the written consent of us, of holders of a majority of the registrable securities then held by the outside investors and holders of a majority of the registrable securities then held by the management investors.

Holdback arrangements. Upon entering into the 2005 Registration Rights Agreement, each holder of registrable securities agreed that, at the request of the sole or lead managing underwriter in an underwritten offering, it would not make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution, including a sale pursuant to Rule 144 under the Securities Act, of any registrable securities during the five days prior to, and the time period (up to 90 days) requested by the underwriter following, an underwritten offering.

Indemnification. We have agreed to indemnify holders against certain liabilities under the Securities Act in respect of any resale registration.

2007 Registration Rights Agreement

Common Shelf Registration. Pursuant to the 2007 Registration Rights Agreement, we agreed to file with the SEC, not later than September 26, 2007, a registration statement to register the offer and sale of the common stock issuable upon conversion of our preferred stock and to use our best efforts to have the registration statement declared effective by March 24, 2008. We filed a registration statement on Form S-3 (No. 333-145885) on September 5, 2007 (the “September Registration Statement”) that covers the offer and sale of all of the shares of common stock that are subject to the 2007 Registration Rights Agreement. The September Registration Statement will expire on September 4, 2010. As a result, we are including in this registration statement certain unsold shares that were previously registered under the September Registration Statement.

Registration Defaults. If a registration statement ceases to remain effective or if we restrict sales under a registration statement under certain “blackout provisions” for longer than the contractually permitted period, we must pay liquidated damages at a calculated rate based upon the liquidation preference of the registrable shares prior to their conversion to common stock, the length of the default and the number of shares of common stock into which the shares of preferred stock converted.

Amendments and waivers. The provisions of the 2007 Registration Rights Agreement may not be amended, modified, supplemented, or waived without the written consent of us and of holders of a majority of the registrable shares then outstanding.

Indemnification. We have agreed to indemnify holders against certain liabilities under the Securities Act in respect of any such resale registration.

PLAN OF DISTRIBUTION

We are registering shares of common stock to permit the resale of these shares by the selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, from time to time. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve:

•	crosses or block transactions;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by a prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge common stock to broker-dealers that in turn may sell such shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to such prospectus.

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to a prospectus or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under such prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus.

Each selling shareholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus. At the time a particular offering of the shares of common stock is made, a prospectus, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. If any selling shareholder is deemed to be an underwriter, such selling shareholder may be subject to certain statutory liabilities under the Securities Act and other applicable securities laws.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to this registration statement.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in a prospectus, in accordance with the Registration Rights Agreements, or we may be entitled to contribution.

We have agreed with the selling shareholders who hold shares covered by the 2005 Registration Rights Agreement to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by such agreement and the registration statement may be sold pursuant to Rule 144(b) under the Securities Act.

We have agreed with the selling shareholders who hold shares covered by the 2007 Registration Rights Agreement to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by such agreement and this prospectus have been disposed of pursuant to and in accordance with the registration statement or Rule 144 of the Securities Act and (2) the date on which all of the shares covered by such agreement are eligible for resale pursuant to Rule 144(b) of the Securities Act.

Once sold under the registration statement, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by William L. Boeing, our Vice President, General Counsel and Secretary. On April 5, 2006, we awarded a ten-year stock option for the purchase of 500,000 shares at $12.36 per share to Mr. Boeing. This option vested in four equal annual installments beginning on April 5, 2006. On December 1, 2006, we granted to Mr. Boeing a ten-year stock option for the purchase of 26,200 shares at $14.62 per share. This option vests in four equal annual installments beginning on December 1, 2006. On December 4, 2007, we granted Mr. Boeing a ten-year stock option to purchase 40,000 shares at $13.72 per share. This option vests in four equal annual installments beginning on December 4, 2007. On December 11, 2008, we granted Mr. Boeing a ten-year stock option to purchase 40,000 shares at $7.88 per share. This option vests in four equal annual installments beginning on December 11, 2008. On December 1, 2009, we granted Mr. Boeing a ten-year stock option to purchase 40,000 shares at $17.60 per share. This option vests in four equal annual installments beginning on December  1, 2009.

EXPERTS

The consolidated balance sheets of EXCO Resources, Inc. and subsidiaries as of December 31, 2009 and 2008, the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2009, and the effectiveness of EXCO Resources, Inc.’s internal control over financial reporting as of December 31, 2009 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said reports.

INDEPENDENT PETROLEUM ENGINEERS

Lee Keeling and Associates, Inc., independent petroleum engineers, Tulsa, Oklahoma, prepared the Proved Reserves estimates with respect to our non-shale properties included in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the authority of said firm as experts in petroleum engineering.

Haas Petroleum Engineering Services, Inc., independent petroleum engineers, Dallas, Texas, prepared the Proved Reserves estimates with respect to our shale properties included in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the authority of said firm as experts in petroleum engineering.

64,281,107 shares

EXCO Resources, Inc.

Common Stock

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by EXCO in connection with the offering described in this registration statement. All of the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$92,123.18	(1)
Accounting Fees and Expenses	8,400
Engineering Fees and Expenses	2,500
Legal Fees and Expenses	45,000
Printing and Engraving Expenses	2,500
Miscellaneous Expenses	4,000

TOTAL	$154,523.18

(1)	$26,959 of this registration fee was offset against fees previously paid for unsold securities in connection with Registration Statement No. 333-142361 and Registration Statement No. 333-145885.

Each selling shareholder will be responsible for any underwriting discounts, brokerage fees or commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of the shares being registered and for any legal, accounting and other expenses incurred by such selling shareholder.

Item 15.	Indemnification of Directors and Officers.

Article XIV of our Third Amended and Restated Articles of Incorporation provides that to the fullest extent permitted by Texas law, our directors will have no personal liability to us or our shareholders for any acts or omissions in the director’s performance of his or her duties as a director. Section 7.001 of the Texas Business Organizations Code (the “TBOC”) permits us to limit the personal liability of directors to us or our shareholders for monetary damages for any act or omission in a director’s capacity as director, except for liability for any of the following:

(1)	A breach of the director’s duty of loyalty to the us or our shareholders;

(2)	An act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or knowing violation of the law;

(3)	A transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s office; or

(4)	An act or omission for which the liability of a director is expressly provided by an applicable statute.

Article XIV further provides that if Texas law is amended to authorize further elimination of the personal liability of directors, then the liability of a director shall be eliminated to the fullest extent permitted by Texas law, as so amended. Any repeal or modification of Article XIV by our shareholders will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

Article XIII of our Third Amended and Restated Articles of Incorporation and Article VI of our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Texas law. Our bylaws further provide that we must pay or reimburse reasonable expenses incurred by one of our directors or officers who was, is or is threatened to be made a named defendant or respondent in a proceeding to the maximum extent permitted under Texas law.

Under Sections 8.101, 8.102 and 8.103 of the TBOC, subject to the procedures and limitations stated therein, we may indemnify a director who was, is or is threatened to be made a respondent in a proceeding against a judgment and reasonable expenses actually incurred by the person in connection with the proceeding if it is determined that the person seeking indemnification:

•	acted in good faith;

•	reasonably believed that his or her conduct was in or was not opposed to our best interests; and

•	in the case of a criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful.

Under Section 8.105 of the TBOC, we may indemnify an officer as provided by our governing documents, by action of our board of directors, by action of our shareholders, by contract or by common law.

We are required by Sections 8.051 and 8.105 of the TBOC to indemnify a director or officer against reasonable expenses actually incurred by the director or officer in connection with a proceeding in which the director or officer is a respondent because the director or officer is or was in that position if the director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

The TBOC prohibits us from indemnifying a director in respect of a proceeding in which the director is found liable to us or is found liable because a personal benefit was improperly received by him or her, other than for reasonable expenses actually incurred by him or her in connection with the proceeding, not including a judgment, penalty, fine or tax. The TBOC prohibits us entirely from indemnifying a director in respect of any such proceeding in which the person is found liable for willful or intentional misconduct in the performance of his or her duties, breach of the duty of loyalty or an act or omission not committed in good faith that constitutes a breach of a duty owed by the director to us.

Under Sections 8.052 and 8.105 of the TBOC, a court may order us to indemnify a director or officer if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances; however, if the director or officer is found liable to us or is found liable on the basis that a personal benefit was improperly received by him or her, the indemnification will be limited to reasonable expenses actually incurred by him or her in connection with the proceeding.

We maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act and the Exchange Act, under insurance policies, the premiums of which we pay. The effect of these policies is to indemnify any of our officers and directors against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director upon a determination that such person acted in good faith.

Item 16.	Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 16, 2010.

EXCO RESOURCES, INC.

By:	/S/ DOUGLAS H. MILLER
Douglas H. Miller
Chairman and Chief Executive Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DOUGLAS H. MILLER Douglas H. Miller	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	April 16, 2010

/S/ STEPHEN F. SMITH Stephen F. Smith	Director, Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)	April 16, 2010

/S/ MARK E. WILSON Mark E. Wilson	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	April 16, 2010

/S/ JEFFREY D. BENJAMIN Jeffrey D. Benjamin	Director	April 16, 2010

/S/ VINCENT J. CEBULA Vincent J. Cebula	Director	April 16, 2010

/S/ EARL E. ELLIS Earl E. Ellis	Director	April 16, 2010

/S/ B. JAMES FORD B. James Ford	Director	April 16, 2010

/S/ MARK F. MULHERN Mark F. Mulhern	Director	April 16, 2010

/S/ BOONE PICKENS Boone Pickens	Director	April 16, 2010

/S/ JEFFREY S. SEROTA Jeffrey S. Serota	Director	April 16, 2010

/S/ ROBERT L. STILLWELL Robert L. Stillwell	Director	April 16, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Membership Interest Purchase and Sale Agreement, dated May 8, 2007, by and among EXCO Resources, Inc., Southern G Holdings, LLC, Crimson Exploration Inc. and Crimson Exploration Operating, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated May 2, 2007 and filed on May 8, 2007 and incorporated by reference herein

2.2	Preferred Stock Purchase Agreement, dated March 28, 2007, by and among EXCO Resources, Inc. and the other parties thereto filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein

2.3	Letter Agreement, dated March 28, 2007, with OCM Principal Opportunities Fund IV, L.P. and OCM EXCO Holdings, LLC, filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein

2.4	Letter Agreement, dated March 28, 2007, with Ares Corporate Opportunities Fund, ACOF EXCO, L.P., ACOF EXCO 892 Investors, L.P., Ares Corporate Opportunities Fund II, L.P., Ares EXCO, L.P. and Ares EXCO 892 Investors, L.P, filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein

2.5	Purchase Agreement, effective August 15, 2007, between OCM GW Holdings, LLC and EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated August 15, 2007 and filed on August 21, 2007 and incorporated by reference herein

4.1	Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated February 8, 2006 and filed on February 14, 2006 and incorporated by reference herein

4.2	Articles of Amendment to Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated August 30, 2007 and filed on September 5, 2007 and incorporated by reference herein

4.3	Second Amended and Restated Bylaws of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K, dated March 4, 2009 and filed on March 6, 2009 and incorporated by reference herein

4.4	Statement of Designation of Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein

4.5	Statement of Designation of Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein

4.6	Statement of Designation of Series B 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein

4.7	Statement of Designation of Series C 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein

4.8	Statement of Designation of Series A-1 Hybrid Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein

4.9	Statement of Designation of Series A-2 Hybrid Preferred Stock of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein

4.10	Specimen Stock Certificate for EXCO’s common stock, filed as an Exhibit to EXCO’s Amendment No. 2 to the Form S-1 (File No. 333-129935) filed on January 27, 2006 and incorporated by reference herein

4.11	First Amended and Restated Registration Rights Agreement, by and among EXCO Holdings Inc. and the Initial Holders (as defined therein), dated December 30, 2005, filed as an Exhibit to EXCO’s Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-129935) filed on January 6, 2006 and incorporated by reference herein

4.12	Registration Rights Agreement, dated March 28, 2007, by and among EXCO Resources, Inc. and the other parties thereto with respect to the 7.0% Cumulative Convertible Perpetual Preferred Stock and the Hybrid Preferred Stock, filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein

4.13	Registration Rights Agreement, dated March 28, 2007, by and among EXCO Resources, Inc. and the other parties thereto with respect to the Hybrid Preferred Stock, filed as an Exhibit to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein

5.1*	Opinion of William L. Boeing, Esq.

23.1*	Consent of William L. Boeing (included in Exhibit 5.1)

23.2*	Consent of KPMG LLP

23.3*	Consent of Lee Keeling and Associates, Inc.

23.4*	Consent of Haas Petroleum Engineering Services, Inc.

24.1*	Power of Attorney (included in signature page)

*	Filed herewith.